Exhibit 99.1
D-Wave Named Winner in Fast Company’s 2025 Next Big Things in Tech Awards
D-Wave's groundbreaking Advantage2 annealing quantum computer recognized in Computing, Chips, and Foundational Technology category

Palo Alto, Calif.—October 15, 2025—D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced it has been named a winner in Fast Company’s 2025 Next Big Things in Tech Awards. This prestigious award celebrates emerging technologies that have the potential to profoundly impact industries.

Fast Company recognized D-Wave in the Computing, Chips and Foundational Technology category for its 4400+ qubit Advantage2TM quantum computer, a powerful and energy-efficient annealing quantum computer capable of solving computationally complex problems beyond the reach of classical computers. Launched in May 2025, D-Wave's Advantage2 system is being used by customers now to address real-world use cases in areas such as optimization, materials simulation and artificial intelligence. The system features a Zephyr™ topology with 20-way connectivity designed to facilitate quantum and hybrid-quantum applications for production deployment.
“We’re honored to be named as a winner in Fast Company’s 2025 Next Big Things in Tech Awards, recognition that reflects the dedication, creativity and determination of our entire team,” said Dr. Alan Baratz, CEO of D-Wave. “This award underscores the groundbreaking performance of our Advantage2 annealing quantum computer to efficiently solve highly complex problems that are difficult for classical computers. It’s a well-earned testament to D-Wave's relentless delivery of production-ready quantum computing technology that brings value to our customers today.”

“Next Big Things in Tech is both a snapshot of the most interesting tech of the moment and a crystal ball that predicts the next several years,” says Brendan Vaughan, editor-in-chief of Fast Company. “We’re excited to share this list with our readers, and we congratulate the winners for their vision and innovation.”

Customers have run more than 40 million problems on the Advantage2 system and prototypes. Using an Advantage2 system prototype, D-Wave was the first to demonstrate quantum supremacy on a useful real-world problem. In a scientific breakthrough published in the esteemed journal Science, D-Wave demonstrated that the Advantage2 prototype performed a magnetic materials simulation in minutes that would have taken nearly one million years and more than the world’s annual electricity consumption to solve using a classical supercomputer built with GPU clusters.

For more information about D-Wave’s recognition in Fast Company’s 2025 Next Big Things in Tech awards, visit here.

About Fast Company
Fast Company is the only media brand fully dedicated to the vital intersection of business, innovation, and design, engaging the most influential leaders, companies, and thinkers on the future of business. The editor-in-chief is Brendan Vaughan. Headquartered in New York City, Fast Company is published by Mansueto Ventures LLC, along with our sister publication, Inc., and can be found online at fastcompany.com.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company

Exhibit 99.1
building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our quantum computers — the world’s largest — feature QPUs with sub-second response times and can be deployed on-premises or accessed through our quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our quantum systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:
Alex Daigle
media@dwavesys.com